AGREEMENT FOR THE

CONTINGENT LIQUIDATION OF THE COMMON STOCK

OF MASLOW MEDIA GROUP, INC.

This Agreement for the Contingent Liquidation of the Common Stock of Maslow Media Group, Inc., (the “Agreement”), is entered into this 28th day of October, 2019 (the “Effective Date”), by and among the Maslow Media Group, a Virginia corporation with offices at 22 Baltimore Road, Rockville, MD 20850 (“Maslow”), Naveen Doki, an individual residing at 4902 Finchem Court Fairfax, VA 22030 (“Doki”), Silvija Valleru, an individual residing at 6206 Colchester Road, Fairfax, VA 22030 (“Valleru”); Shirisha Janumpally, an individual residing at 4902 Finchem Court, Fairfax, VA 22030 (“Janumpally”), Kalyan Pathuri, an individual residing at 6206 Colchester Road, Fairfax, VA 22030 (“Pathuri”), and Federal Systems, a VA corporation with offices at 4902 Finchem Court, Fairfax, VA 22030 (“Federal”):

W I T N E S S E T H

WHEREAS Doki and Valleru are debtors who have entered into multiple settlement agreements with creditors in 2018 and 2019, in which Maslow was named a joint and severally liable debtor or guarantor of the debts of Doki and Valleru, as further detailed in Exhibit A, attached hereto and incorporated herein by reference (the named creditors in Exhibit A are hereafter collectively referenced as the “Creditors” and the amount of the debts described in Exhibit A are hereafter collectively referenced as the “Debts”); and

WHEREAS Doki, Valleru, Janumpally, Pathuri and Federal (who may collectively be hereafter referenced as the “Shareholders”) offered shares of common stock they hold in Maslow, or its successors or assigns, to the Creditors as collateral for repayment of debts owed pursuant to the terms Doki and Valleru negotiated with the Creditors, as well as consideration for the release of Maslow as joint and severally liable debtor or guarantor of the debts owed to Creditors (collectively, these offers of stock are referenced hereafter as the “Offers”);

WHEREAS, the parties hereto desire to ensure Maslow will have access to capital to repay debts to the Creditors which Maslow may be required to tender, in the event Doki or Valleru defult on some or all of their repayment obligations to the Creditors, and some or all of the Creditors have rejected the Offers;

NOW THEREFORE, in consideration of the terms, agreements, provisions and conditions herein contained and provided for, and by execution hereof by the parties or their authorized representatives, the undersigned do hereby contract, covenant and agree as follows:

1.	The Shareholders each pledge the amount of Maslow common stock they currently hold as described in Exhibit B, attached hereto and incorporated herein by reference, to performance of this Agreement. The pledged shares may be held in escrow pursuant to a separately executed escrow agreement.

2.	In the event Creditors, or any of them, demand Maslow tender payment of the Debts, Maslow shall:

a.	Promptly share reasonable details of the demand(s) with the other parties hereto;

b.	make commercially reasonable efforts to negotiate acceptance by the Creditors of the Offers, substantially in the forms set forth at Exhibit C, which is fully incorporated herein by reference. For avoidance of doubt, if Creditors, or any of them, rejected the Offers and rejected negotiating the Offers more than three (3) months from the date on which any of them first demand Maslow tender payment for the Debts, or any part of them, Maslow shall re-offer to them the germane Offers and seek to re-negotiate, if possible, and obtain their acceptance of the same.

3.	If Maslow is, in its sole reasonable discretion, unable to negotiate acceptance of terms substantially in the form set forth at Exhibit C, it shall so notify the other parties hereto, and shall propose payment of the Debts through the liquidation and sale of some or all of the shares set aside for that purpose hereunder. This notice and proposal shall hereafter be referenced as the “Proposal”.

4.	Following issuance of the Proposal to each of the Shareholders, Maslow shall wait ten (10) business days for receipt of objection(s) from any of the Shareholders.

a.	Maslow shall make a good faith effort to accommodate reasonable objections to the Proposal raised by any of the Shareholders.

b.	Following no more than thirty (30) days of such efforts, Maslow may in its sole reasonable discretion modify the Proposal or reject all or any of the objection(s) raised by any of the Shareholders.

c.	Maslow shall issue a statement to all parties, not to exceed five (5) pages, with its determination and its reasonable justification(s) therefore, addressing any objections raised by the Shareholders, along with a final Proposal.

d.	If no objections are timely raised by Shareholders, or promptly following issuance of a final Proposal, Maslow shall sell shares or cause shares to be sold, consistent with the Proposal.

5.	To the extent any of the shares of common stock to be sold pursuant to an issued final Proposal are in the possession or control of an escrow agent, the Shareholders and Maslow shall enter into an appropriate escrow agreement, empowering Maslow to exercise its discretion and perform its obligations as set forth herein. Shareholders shall promptly cooperate with Maslow and the escrow agent as reasonably requested from time to time, by reviewing and signing documents, at the sole cost and expense of Maslow, if any cost or expense is incurred.

6.	Notice. Notices under this Agreement shall be by email, reciept of which is confirmed by the intended recipient, or via expedited delivery, using the following contact information:

a.	If to Maslow:

Nick Tsahalis, CEO
22 Baltimore Road
Rockville, MD 20850
Email: ntsahalis@maslowmedia.com
Telephone: (202) 965-1100

b.	If to Janumpally:

Shirisha Janumpally
4902 Finchem Court
Fairfax, VA 22030
Email: spally23@hotmail.com
Telephone: (661) 305-2853

c.	If to Pathuri:

Kalyan Pathuri
6206 Colchester Road
Fairfax, VA 22030
Email: silvivalleru@gmail.com
Telephone: (703) 622-7190

d.	If to Doki:

Naveen Doki
4902 Finchem Court
Fairfax, VA 22030
Email: dokinav@yahoo.com
Telephone: (661) 305-0686

e.	If to Valleru:

Silvija Valleru
6206 Colchester Road
Fairfax, VA 22030
Email: silvivalleru@gmail.com
Telephone: (703) 459-0744

f.	If to Federal:

Shirisha Janumpally
4902 Finchem Court
Fairfax, VA 22030
Email: spally23@hotmail.com
Telephone: (661) 305-2853

7.	Severability. If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, that part shall be severed from the Agreement and the remaining parts shall be valid and enforceable.

8.	Counterparts. This Agreement may be executed in counterparts, each of which shall constitute a duplicate original. Signature transmitted electronically shall have the full force and effect as an original signature.

9.	Authority to Execute Agreement. The individuals signing this Agreement and the parties represent and warrant that they have full and complete authority and authorization to execute and effect this Agreement and to take or cause to be taken all acts contemplated by this Agreement.

10.	Governing Law and Venue. This Agreement shall be interpreted and enforced in all respects under the laws of the Commonwealth of Virginia, as applicable to contracts to be performed entirely within the Commonwealth of Virginia. Any legal action or proceeding arising out of this Agreement shall be brought solely and exclusively in the state or federal courts located in Alexandria, Virginia, and the parties agree that jurisdiction and venue properly and exclusively lie in such courts.

11.	Complete Agreement. This Agreement, together with any related escrow agreement and any of the settlement amendment agreement executed with one or more of the Creditors, constitutes the entire agreement between the parties and supersedes any and all prior or contemporaneous agreement or representations between the parties concerning the subject matter of the Agreement. All words, phrases, sentences and paragraphs, including the recitals hereto, are material to the execution of this Agreement. The recitals are acknowledged as true and correct and are incorporated herein. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party.

[SIGNATURE PAGE FOLLOWS]

REVIEWED, AGREED AND ACCEPTED:

FOR MASLOW MEDIA GROUP, INC.:	FOR FEDERAL SYSTEMS:

/s/ Nick Tsahalis
Signature	Signature

Nick Tsahalis
Name	Name

CEO
Title	Title

/s/ Shirisha Janumpally	/s/ Kalyan Pathuri
Shirisha Janumpally, Individually	Kalyan Pathuri, Individually

/s/ Naveen Doki	/s/ Silvija Valleru
Naveen Doki, Individually	Silvija Valleru, Individually

Exhibit A

Maslow Media Group, Inc. is a named defendant in two unfiled confessions of judgment in favor of HOP Capital, each in the principal amount of $400,000 plus interest, fees, and costs, captioned for filing with the Supreme Court of the State of New York, dated October 9, 2018, one of which is signed by Naveen Doki and the other of which is signed by Silvija Valleru.

Maslow Media Group, Inc. is named in that certain Stipulation of Settlement Agreement in favor of Libertas Funding LLC and Kinetic Direct Funders in the amount of $625,000, dated October 25, 2018 and signed by Mr. Doki and Ms. Valleru, as amended by the parties on April 10, 2019.

Vivos Acquistions, LLC and Vivos Holdings, LLC are signatories to that certain memorandum agreement with Credit Cash dated May 17, 2019 and referenced as the Settlement of Vivos’ Obligations Under the HCRN Loan, in an unspecified principal amount, requiring the signatories or their “related companies” to make ongoing periodic payments “until Credit Cash is paid in full for the HCRN obligations.”

Maslow Media Group, Inc. is a party to that certain Settlement Agreement in favor of Advantage Capital Funding and Argus Capital Funding, LLC (“Creditors”) dated January 25, 2019, in an unspecified principal amount, requiring payment of $537,991.55 and indemnification of Creditors for their inability to recoup certain other amounts from third parties.

Maslow Media Group, Inc. is a party to that certain Settlement Agreement in favor of CC Business Solutions, a division of Credit Cash NJ, LLC, dated December 10, 2018, in an unspecified principal amount, requiring periodic payments of certain amounts to repay obligations of principal, interest and costs in excess of $1 million.

Exhibit B

Party	Number of shares of Maslow common stock pledged
Janumpally	63.29
Pathuri	31.64
Federal	126.58

Exhibit C

Form of Settlement Agreement Amendments